UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 25, 2011

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip code)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 25, 2011, Ironwood Pharmaceuticals, Inc. (“Ironwood”) entered into a Master Agreement for the Provision of Pharmaceutical Support Services (the “Agreement”) with Almac Pharma Services Limited (“Almac”).  Under the terms of the Agreement, Almac will provide to Ironwood certain development and commercial-scale drug product manufacturing services for linaclotide in certain countries.  The specific services that Almac will provide to Ironwood will be set forth from time to time in a work plan agreed to by both parties.  In connection with entering into the Agreement, Almac and Ironwood entered into the first work plan that provides for certain development services, feasibility studies related to batch manufacturing, and commercial supply of linaclotide drug product.

The initial term of the Agreement is seven years, but Ironwood may terminate the Agreement with six months prior written notice and Almac may terminate the Agreement, if certain conditions are met, with twelve months prior written notice.  The initial term is subject to automatic renewal unless either Almac or Ironwood provides the other with eighteen months prior written notice of its intent to terminate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: May 31, 2011	By:	/s/ Michael J. Higgins
		Name:	Michael J. Higgins
		Title:	Chief Operating Officer and Chief Financial Officer